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                                 EXHIBIT 23.7
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                    CONSENT OF CS FIRST BOSTON CORPORATION


         We hereby consent to the use, as Appendix B to the Joint Proxy Statement/Prospectus constituting Part I of the Registration Statement on Form S-4 of Vencor, Inc. (the "Registration Statement"), of our opinion letter dated August 11, 1995, and to the references to us in the said Joint Proxy Statement/Prospectus under the captions "Summary" and "The Merger, - Background of the Merger, - Reasons for the Merger, Recommendations of the Boards of Directors and - Opinions of Financial Advisors."

         This consent does not constitute a consent under Section 7 of the Securities Act of 1933 since, in permitting our letter to be so included and such references to be made, we have not prepared or certified any part of the Registration Statement and do not otherwise come within the category of persons whose consent is required under said Section 7.




                                        CS FIRST BOSTON CORPORATION



                                        By: /s/ W. Robert Dahl
                                            ------------------------
                                        Name:  W. Robert Dahl
                                        Title: Managing Director



New York, New York
August 11, 1995